UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
 of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2012, Copano Energy, L.L.C. (“we”), as Borrower, entered into an amendment (the “Amendment”) to our Second Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent and a group of financial institutions, as lenders (the “Credit Agreement”). The Amendment:

•	modifies the Credit Agreement’s definition of “Joint Venture” to include additional joint ventures that we may form in which we own less than a majority of the voting interests; and

•
provides that the Administrative Agent may enter into a subordination, non-disturbance and attornment agreement with Double Eagle Pipeline LLC, our joint venture with Magellan Midstream Partners, L.P., relating to collateral that we have agreed to lease or license to the joint venture.

Bank of America, N.A. and certain of the other lenders under the Amended Credit Agreement, or their respective affiliates or predecessors, have performed investment banking, advisory, general financial and commercial services for us, for which they received customary fees and reimbursement of expenses, and they may continue to do so in the future.  In addition, we have and will continue to enter into derivative instruments with certain of the lenders in connection with our risk management activities.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(e)	Exhibits.

10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of January 4, 2012, among Copano Energy, L.L.C., as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: January 10, 2012	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of January 4, 2012, among Copano Energy, L.L.C., as the Borrower, Bank of America, N.A., as Administrative Agent , Swing Line Lender and L/C Issuer, and the lenders party thereto.